EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-4 No. 333-128454, Form S-8 Nos. 333-33828, 333-102017 and 333-111881, Form S-3 Nos. 333-59761, 333-77137, 333-65618, 333-57806, 333-73808, 333-132187 and 333-106940), and Post-Effective Amendment No. 1 to the Registration Statement (Form S-4 on Form S-8 No. 333-33830 and Form S-8 No. 333-38915), of The Hain Celestial Group, Inc. and Subsidiaries and in the related Prospectus of our report dated August 31, 2006, with respect to the consolidated financial statements and schedule of The Hain Celestial Group, Inc. and Subsidiaries, The Hain Celestial Group, Inc.’s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Hain Celestial Group, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended June 30, 2006.

/s/ Ernst & Young LLP

Melville, New York
September 13, 2006